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                                                                   EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-31173 of INSpire Insurance Solutions, Inc. (formerly Millers Integrated Claims Resources, Inc. and MiliRisk, Inc.) of our report dated July 18, 1997 (August 19, 1997 as to Note 13) on the consolidated financial statements of INSpire Insurance Solutions, Inc. and subsidiary, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
August 21, 1997